EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Merisel, Inc.
New York, New York

We have reviewed the accompanying balance sheet of Crush Creative, Inc. as of June 30, 2005, and the related statements of income and stockholders' equity and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Crush Creative, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

Glendale, California
April 28, 2006

Crush Creative, Inc.

Balance Sheet

June 30, 2005

Assets

Current assets
Cash and cash equivalents	$629,045
Accounts receivable, net (Note 2)	3,981,008
Inventories (Note 3)	511,599
Prepaid expenses and other current assets	102,866

Total current assets	5,224,518

Property and equipment, net (Note 4)	3,312,752

Other assets
Deposits	8,231
Goodwill	3,040,707

Total other assets	3,048,938

Total assets	$11,586,208

Liabilities and Shareholders' Equity

Current liabilities
Line of credit (Note 5)	$600,000
Current maturities of long-term debt (Note 6)	745,487
Current obligations under capital leases (Note 7)	92,594
Accounts payable	1,044,466
Accrued expenses	920,170

Total current liabilities	3,402,717

Noncurrent liabilities
Long-term debt (Note 6)	954,168
Obligations under capital leases (Note 7)	207,728

Total noncurrent liabilities	1,161,896

Total liabilities	4,564,613

Commitments and contingencies (Note 11)

Shareholders' equity
Common stock, 2,000,000 shares authorized,
1,000,000 shares issued and outstanding	49,938
Additional paid-in capital	5,296,563
Retained earnings	1,675,094

Total shareholders' equity	7,021,595

Total liabilities and shareholders' equity	$11,586,208

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Statement of Income

Six Months Ended June 30, 2005

	Amount	Percent

Net sales	$9,371,806	100.0

Cost of sales	5,409,918	57.7

Gross profit	3,961,888	42.3

Operating expenses	3,604,355	38.3

Operating income	357,533	4.0

Other income (expense):
Interest income	3,093	- -
Interest expense	(60,877)	(0.6)
Rental income	35,100	0.4
Loss on sale of property and equipment	(9,568)	(0.1)
Miscellaneous income	25,719	0.3

Total other expense	(6,533)	- -

Income before provision for income taxes	351,000	4.0

Provision for income taxes	6,500	0.1

Net income	$344,500	3.9

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Statement of Shareholders' Equity

Six Months Ended June 30, 2005

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Retained Earnings	Total Shareholder’s Equity
Balance, December 31, 2004	1,000,000	$49,938	$5,296,563	$1,615,602	$6,962,103
Add net income	- -	- -	- -	344,500	344,500
Less Distributions	- -	- -	- -	(285,008)	(285,008)

Balance, June 30, 2005	1,000,000	$49,938	$5,296,563	$1,675,094	$7,021,595

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Statement of Cash Flows

Six Months Ended June 30, 2005

Cash Flows from Operating Activities
Net income	$344,500
Adjustments to reconcile net income to net cash
provided by operating activities:
Loss on sale of property and equipment	9,568
Bad debt expense	44,911
Depreciation and amortization	558,637
Decrease (increase) in:
Accounts receivable	(936,102)
Inventory	(34,665)
Prepaid expenses and other current assets	85,533
Deposit	57,177
Decrease in:
Accounts payable	341,864
Accrued expenses	44,906

Total adjustments	171,829

Net cash provided by operating activities	516,329

Cash Flows from Investing Activities
Proceeds from sale of property and equipment	2,000
Purchases of property and equipment	(296,917)
Collection of notes receivable	30,326

Net cash used in investing activities	(264,591)

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Statement of Cash Flows

Six Months Ended June 30, 2005

Cash Flows from Financing Activities
Net proceeds from line of credit	$400,000
Payments on long-term debt	(371,322)
Payments on obligations under capital leases	(96,326)
Distributions to shareholders	(285,008)

Net cash used in financing activities	(352,656)

Net decrease in cash and cash equivalents	(100,918)

Cash and Cash Equivalents at Beginning of Period	729,963

Cash and Cash Equivalents at End of Period	$629,045

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest	$60,877
Income taxes	$4,892

Supplemental Schedule of Noncash Investing and Financing Activities
Long-term debt incurred to purchase property and equipment	$185,000

Capital lease obligation incurred to purchase property
and equipment	$45,971

The Notes to Financial Statements are an integral part of this statement.

Crush Creative, Inc.

Notes to Financial Statements

Six Months Ended June 30, 2005

Note 1.	Summary of Significant Accounting Policies

Company Background

Crush Creative, Inc (the Company) operates one of the largest digital photographic and imaging production facilities in Burbank, California, and primarily services the creative communities of southern California and Western United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of financial statement presentation, the Company classifies all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at face amount, net of the allowance for doubtful accounts. Management considers receivable past due if it is 31 days past the end of previous months. The allowance for doubtful accounts is based on management’s identification of troubled accounts and estimation of future losses based on historical experience. Actual losses may differ from management’s current estimate. The allowance method of accounting for bad debts is used for financial reporting purposes and the direct write-off method is used for income tax purposes.

Inventories

Inventories are stated at lower of cost or market, cost being determined on a first-in, first-out basis.

Crush Creative, Inc.

Notes to Financial Statements

Six Months Ended June 30, 2005

Note 1.	Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is computed on a straight-line method for financial reporting purposes and on the MACRS method over statutory lives for income tax purposes. Leasehold improvements are amortized over the estimated useful life of the asset or lease term, whichever is shorter. The estimated useful lives of the assets are:

Machinery and equipment	2-7 years
Automobiles	5-7 years
Office equipment	5-7 years
Leasehold improvements	15 years

Expenditures for maintenance and repairs are expensed as incurred while major renewals and betterments are capitalized and are subject to depreciation over the estimated useful lives. When property and equipment is retired or sold, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Intangible Assets

Goodwill reflected on the balance sheet represents the cost of purchased goodwill related to several business acquisitions, net of amortization totaling $450,040 through the end of 2001. Effective January 1, 2002, the Company discontinued amortization of this asset in order to comply with guidance provided under SFAS No. 142, Goodwill and Other Intangible Assets, which require that the unamortized value of purchased goodwill be evaluated annually for impairment. If the carrying value of the goodwill is determined to be impaired, the Company will write-down the amount of goodwill to its estimated value by expensing the amount written off in the year impairment is determined. In management’s opinion, there has been no impairment to the value of recorded goodwill during the six months ended June 30, 2005.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for years beginning after May 31, 2002. Under the provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their proportionate share of the Company’s taxable income. Accordingly, no provision or liability for Federal income taxes has been made in the accompanying financial statements. The California state tax rate for a Subchapter S corporation is 1.5%, subject to minimum tax of $800.

Crush Creative, Inc.

Notes to Financial Statements

Six Months Ended June 30, 2005
Note 1.	Summary of Significant Accounting Policies (Continued)

Revenue and Cost Recognition

The Company recognizes revenues on the completed-contract method. That method is used because the typical contract is completed in one month or less, and financial position and results of operations would not vary materially from those that would result using the percentage-of-completion method. A contract is considered complete when the product is shipped and the customer has accepted the work.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Shipping and Handling Costs

It is the Company’s policy to classify shipping and handling costs as part of operating expenses in the statements of income. Total delivery costs were $255,299 for the six months ended June 30, 2005.

Advertising Costs

Advertising and promotion costs are expensed as incurred. Total advertising expense for the six months ended June 30, 2005 was $77,917.

Note 2.	Allowance for Doubtful Accounts

An analysis of the activity in the allowance for doubtful accounts for the six months ended June 30, 2005 is as follows:

Balance, beginning of period	$18,489
Provision for losses on accounts receivable	63,461
Accounts charged-off, net	(10,081)

Balance, end of period	$71,869

Crush Creative, Inc.

Notes to Financial Statements

Six Months Ended June 30, 2005

Note 3.	Inventories

The components of inventories at June 30, 2005 are as follows:

Raw materials	$445,070
Work in process	67,369
Equipment parts	19,160

531,599
Less reserve for inventory obsolescence	(20,000)

$511,599

Note 4.	Property and Equipment

The Company's property and equipment and accumulated depreciation and amortization at June 30, 2005 are as follows:

Machinery and equipment	$4,836,459
Automobiles	189,322
Office equipment	963,824
Leasehold improvements	1,515,864
Equipment purchased but not placed in service as of period end	47,020

7,552,489
Less accumulated depreciation and amortization	(4,239,737
$3,312,752

Total depreciation and amortization expense amounted to $558,637 for the six months ended June 30, 2005.

Crush Creative, Inc.

Notes to Financial Statements

Six Months Ended June 30, 2005

Note 5.	Line of Credit

The Company has various credit facilities with a bank. The credit facilities include a $1,000,000 revolving line of credit and various notes payable (see Note 6). The credit facility and the notes payable are secured by substantially all assets of the Company, and are personally guaranteed by certain stockholders of the Company. The revolving line of credit bears interest at the bank’s reference rate plus 0.25% and expired on April 1, 2006. The reference rate was 6% at June 30, 2005. The outstanding balance on the revolving line of credit was $600,000 at June 30, 2005. The loan agreement also contains various covenants and restrictions including, but not limited to, (i) maintenance of minimum tangible net worth; (ii) maintenance of minimum debt service coverage ratio; (iii) maintenance of net cash flow; and (iv) maintenance of minimum quick ratio. The Company was in compliance with all required covenants and restrictions as of June 30, 2005.

Note 6.	Long-Term Debt

Long-term debt consists of the following at June 30, 2005:
Note payable, Bank, payable in monthly installments of $15,833 plus interest at 4.55%. The note matures on December 15, 2006	$285,000

Note payable, Bank, payable in monthly installments of $35,000 plus interest at 4.25%. The note matures on November 30, 2007	1,015,000

Notes payable to Ford Motor Company, secured by various automobiles, payable in monthly principal payments ranging from $332 to $461. The notes are non-interest bearing and mature on various dates from August 2005 through April 2008	27,572

Note payable, Bank, payable in monthly installments of $5,625 plus interest at 4.8%. The note matures on June 15, 2008	202,500

Note payable, Bank, payable in monthly installments of $3,854 plus interest at 5.49%. The note matures on December 15, 2008	169,583
1,699,655

Less current portion	(745,487)

$954,168

Interest expense on long-term debt for the six months ended June 30, 2005 was $49,275. Aggregate maturities or payments required on principal under long-term debt for the succeeding twelve months are as follows:

Twelve Months Ending June 30,

2006	$745,487
2007	634,585
2008	634,585
2009	30,833

$1,699,655

Note 7.	Obligations under Capital Leases

The capitalized cost of the assets acquired under capital leases is $451,740 as of June 30, 2005. These assets are included in property and equipment, net of accumulated depreciation of $153,934 as of June 30, 2005. Total depreciation expense related to assets under capital leases was $40,992 for the six months ended June 30, 2005.

At June 30, 2005, minimum future lease payments under the capital lease are as follows:

Twelve Months Ending June 30,

2006	$111,837
2007	115,244
2008	85,712
2009	11,777
2010	11,777
Thereafter	5,889

Total minimum lease payments	342,236
Less amounts representing interest	(41,914)

Present value of future minimum lease payments	300,322
Less current portion	(92,594)

Long-term portion	207,728

Interest expense on capital lease obligations for the six months ended June 30, 2005 was $11,602.

Crush Creative, Inc.

Notes to Financial Statements

Six Months Ended June 30, 2005

Note 8.	Concentration of Credit Risk

Concentration of Cash Balances

The Company maintains its cash and cash equivalents balances in federally insured bank accounts. At times, the balance in the accounts may be in excess of federally insured limits. The Company’s uninsured cash balances at June 30, 2005 totaled $588,965. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk related to cash.

Major Customer

Included in accounts receivable at June 30, 2005 was approximately $277,747 due from one customer. Total sales to this customer amounted to approximately 12% of total net sales revenue for the six months ended June 30, 2005.

Note 9.	Related Party Transactions

In the six months ended June 30, 2005, the Company incurred $18,000 in director’s fees in order to compensate one of its board members who assumed additional risks by personally guaranteeing the Company’s credit facility from the bank. At June 30, 2005, $3,000 of the director’s fees was accrued as part of accounts payable.

In the six months ended June 30, 2005, the Company paid $10,000 to one of the board members who provided counseling and training programs to the Company employees through April 2005. There was no amount due to this board member as of June 30, 2005.

Crush Creative, Inc.

Notes to Financial Statements

Six Months Ended June 30, 2005
Note 10.	Employee Benefit Plan

The Company established a qualified profit sharing 401(k) plan in January 1989. The plan was amended and restated on January 1, 2002. The Plan covers substantially all employees who have completed one year of service with a minimum of 1,000 hours of service and have attained age 21. The participants may elect to defer a percentage of their compensation up to an amount allowable by Internal Revenue Code. The employer’s matching contribution would equal to a percentage of the participant’s contributions determined by the employer annually, up to 6% of the participant’s compensation.

In the six months ended June 30, 2005, the employer’s matching contributions was 25% of the participant’s contributions up to 6% of the participants’ compensation. In addition, the employer may also make a discretionary profit sharing contribution to the plan. The employer matching contributions to the Plan amounted to $33,382 for the six months ended June 30, 2005. No discretionary profit sharing contributions were made to the plan during the six months ended June 30, 2005.

Note 11.	Commitments and Contingencies

Operating Leases

The Company leases its facility under a noncancelable operating lease expiring on July 31, 2011. The Company has the option to extend the term of the lease for an additional five-year period upon the expiration date of the lease. In addition, the Company also leases equipment under a noncancelable operating lease, which expired in January 2006.

Future minimum payments, by twelve months and in the aggregate, required under noncancelable operating lease consist of the following at June 30:

Twelve Months Ending June 30,

2006	$736,110
2007	713,187
2008	713,187
2009	713,187
2010	713,187
Thereafter	772,619

Total minimum lease payments	$4,361,477

The rent expense for the six months ended June 30, 2005 amounted to $372,273.

Crush Creative, Inc.

Notes to Financial Statements

Six Months Ended June 30, 2005
Note 11.	Commitments and Contingencies (Continued)

The Company subleases a portion of its facility through a noncancelable sublease which expires on January 31, 2008. The following is a schedule of sublease income to be received under the sublease at June 30:

Twelve Months Ending June 30,

2006	$73,590
2007
2008	42,928

Total minimum lease payment	$190,108

The total rental income for the six months ended June 30, 2005 amounted to $35,100.

Lawsuit

In the ordinary course of conducting its business, the Company, along with the shareholders of the Company, has become involved in various lawsuits. Some of these proceedings may result in judgments being assessed against the Company which, from time to time, may have an impact on net income. No amount has been accrued in these financial statements since the outcome of these proceedings is uncertain, and the amount of resulting liability, if any, cannot be determined at this time. Management does not expect the final outcome of filed lawsuits to have a material adverse effect on its financial position.

Note 12.	Subsequent Event

On August 8, 2005, the Company’s assets and name was sold to a Delaware limited liability company (Merisel, Inc.). In accordance with the terms of the asset purchase agreement, Merisel, Inc. acquired substantially all assets and assumed all liabilities of the Company, subject to certain exclusions, for a consideration of approximately $7,000,000 plus contingent payments as defined to be paid over earn-out periods through August 31, 2009, subject to certain adjustments in the event that the Company fails to meet certain financial goals.

In conjunction with the asset purchase agreement, the Company paid off its notes payable due to the bank with an aggregate outstanding balance of $1,672,083 as of June 30, 2005 and terminated its employee benefit plan on August 8, 2005.

Accountants’ Report
On Supplementary Information

To the Board of Directors
Merisel, Inc.
New York, New York

Our report on our review of the financial statements of Crush Creative, Inc. for the six months ended June 30, 2005 appears on page 1. Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America. The information included in the accompanying supplementary schedules I and II is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the review of basic financial statements, and we are not aware of any material modifications that should be made thereto.

/s/ Hutchinson and Bloodgood LLP

Glendale, California
April 28, 2006

Crush Creative, Inc.

Schedule I - Cost of Sales

Six Months Ended June 30, 2005

	Amount	Percent
Beginning inventory	$476,934	5.1
Building maintenance	98,845	1.0
Depreciation and amortization	462,018	4.9
Direct labor 16.1	1,513,502
Direct labor benefit	288,752	3.1
Direct material 24.9	2,330,840
Equipment maintenance	138,190	1.5
Insurance	25,440	0.3
Rent	372,273	4.0
Supplies	63,401	0.7
Telephone	50,440	0.5
Utilities	100,882	1.1

	5,921,517	63.2
Less ending inventory	(511,599)	(5.5)

	$5,409,918	57.7

Crush Creative, Inc.

Schedule II - Operating Expenses

Six Months Ended June 30, 2005

	Amount	Percent

Advertising	77,917	0.8
Auto expense	40,500	0.4
Bad debts	44,911	0.5
Broker commissions	69,696	0.7
Collection expense	6,651	0.1
Delivery and freight, net	37,401	0.4
Depreciation and amortization	96,619	1.0
Directors fees and benefits	16,229	0.2
Employee insurance and benefits	109,875	1.2
Employee relations and training	23,538	0.3
Entertainment	57,454	0.6
Insurance	20,490	0.2
Life insurance	8,153	0.1
Miscellaneous expense	808	- -
Office supplies and expenses	32,018	0.3
Officers' salaries	112,319	1.2
Payroll taxes	200,331	2.1
Pension plan	20,056	0.2
Professional fees	120,682	1.3
Recruitment expense	31,529	0.3
Repairs and maintenance	20,787	0.2
Salaries and wages	2,245,004	24.0
Service charges and fees	57,743	0.6
Taxes and licenses	20,987	0.2
Telephone	35,176	0.4
Travel	48,472	0.5
Workers compensation	49,009	0.5

	$3,604,355	38.3